UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

LAKE SHORE BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)1 and 0-11

April 7, 2022

Dear Shareholder:

We cordially invite you to attend the Annual Meeting of Shareholders of Lake Shore Bancorp, Inc. (the “Annual Meeting”). The Annual Meeting will be held at Route 5 Event Center, 296 Lake Shore Drive W.,  Dunkirk, New York 14048 on May 18, 2022 at 8:30 a.m., Eastern Time.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted.  In addition to the formal items of business, management will report on the operations and activities of Lake Shore Bancorp, Inc. and you will have an opportunity to ask questions.

At the Annual Meeting shareholders will be asked to vote on the following matters:

•	election of three directors for a three-year term, one director for a two-year term and one director for a one-year term;
•	advisory approval of a non-binding resolution regarding the compensation of our named executive officers;
•	ratification of the appointment of Baker Tilly US, LLP as the independent registered public accounting firm of Lake Shore Bancorp, Inc. for the year ending December 31, 2022; and
•	transaction of such other business as may properly come before the 2022 annual meeting.

For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends that you vote FOR each of the above noted matters.

We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet.  On or about April 7, 2022, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and Annual Report and vote online.  The Notice also explains how you may request to receive a paper copy of the Proxy Statement and Annual Report, as well as a paper proxy card.

Whether or not you are able to attend the Annual Meeting,  and regardless of the number of shares you own, your vote is important, and we encourage you to vote promptly.  You may vote your shares via a toll-free telephone number, over the Internet or on a paper proxy card if you request one.  Instructions regarding the methods of voting are contained on the Notice and proxy card.  Voting by proxy will not prevent you from voting in person at the Annual Meeting, but will ensure that your vote is counted if you are unable to attend.

The Board of Directors and the employees of Lake Shore Bancorp, Inc. are committed to our continued success and the enhancement of your investment. As President and Chief Executive Officer, I want to express my appreciation for your confidence and support.

Sincerely yours,
/s/ Daniel P. Reininga
Daniel P. Reininga
President and Chief Executive Officer

IF YOU HAVE ANY QUESTIONS, PLEASE CALL US AT (716) 366-4070

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	May 18, 2022
Time:	8:30 a.m., Eastern Time
Place:	Route 5 Event Center 296 Lake Shore Drive W
Dunkirk, New York 14048

At the Annual Meeting, we will ask you to vote on the following matters:

1.

Election of Directors:    Elect three Class Two directors to serve until the 2025 annual meeting,  one Class One director to serve until the 2024 meeting and one Class Three director to serve until the 2023 annual meeting.

2.	Say on Pay Proposal: A non-binding “say on pay” proposal to approve the compensation of our named executive officers.

3.

Appointment of Independent Registered Public Accounting Firm:    Ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

4.

Other Business:  Any other business properly brought before the shareholders at the meeting, and any adjournment or postponement thereof.  Please note that at this time we are not aware of any such business.

You may vote your shares of common stock if you owned the shares at the close of business on March 24, 2022,  the record date.  Whether or not you are able to attend the meeting, and regardless of the number of shares you own, your vote is important and we encourage you to vote promptly.

By Order of the Board of Directors,

/s/ Wendy J. Harrington
Wendy J. Harrington
Corporate Secretary
Dunkirk, New York
April 7, 2022

You are cordially invited to attend the Annual Meeting of Shareholders.  It is important that your shares be represented regardless of the number of shares you own.  The Board of Directors urges you to vote your shares promptly.  You may vote your shares via a toll-free telephone number, over the Internet or on a paper proxy card if you request one. Voting your shares via proxy will not prevent you from voting in person if you attend the Annual Meeting.

31 East Fourth Street

Dunkirk New York, 14048

(716) 366-4070

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING

General Information

This proxy statement contains information about the 2022 Annual Meeting of Shareholders of Lake Shore Bancorp, Inc.  We refer to Lake Shore Bancorp, Inc. in this proxy statement as the “Company,”  “we,” “us” or “our.”  The Company is the holding company for Lake Shore Savings Bank, which we refer to as “Lake Shore Savings” or as the “Bank.”

Availability of Proxy Materials

On April 7, 2022, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all shareholders entitled to vote, which contains instructions on how to access this proxy statement and the 2021 Annual Report and how to vote.  You may also request that a printed copy of the proxy materials be sent to you.  You will not receive a printed copy of the proxy materials unless you request one in the manner set forth in the Notice.  The proxy materials are all available on the internet at the following website: http://www.edocumentview.com/LSBK.

In  accordance with Securities and Exchange Commission (“SEC”) rules, the materials on the foregoing website are searchable, readable and printable, and the website does not use “cookies,” track user moves or gather any personal information.

Date, Time and Place of Meeting

The Annual Meeting of the Shareholders of the Company will be held at 8:30 a.m. on Wednesday, May 18, 2022, at Route 5 Event Center, 296 Lake Shore Drive W.,   Dunkirk, New York.

Purpose of the Meeting

The shareholders will be asked to consider and vote upon the following matters at the meeting:

•

the election of three Class Two directors to serve until the 2025 Annual Meeting, one Class One Director to serve until the 2024 Annual meeting and one Class Three director to serve until the 2023 Annual Meeting.  Upon the recommendation of the Nominating and Corporate Governance Committee, the following five candidates have been nominated by our Board of Directors:

Class Two Directors

• Tracy S. Bennett
• Sharon E. Brautigam
• Kevin M. Sanvidge

Class One Director

• Catharine M. Young

Class Three Director

• Michelle M. DeBergalis
•	a non-binding “say on pay” proposal to approve the compensation of the named executive officers;
•	ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and

•	such other business as may be properly brought before the meeting and any adjournment or postponement thereof.

Solicitation of Proxies

We will pay all costs with respect to this Proxy Statement and related materials as well as soliciting proxies from shareholders. Regular employees of Lake Shore Bancorp and Lake Shore Savings may solicit proxies in person, by mail or by telephone, but no employee will receive any compensation for solicitation activities in addition to his or her regular compensation. Expenses may include the charges and expenses of brokerage houses, nominees, custodians and fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares.

VOTING PROCEDURES

Who Can Vote?

Our Board of Directors has fixed the close of business on March 24, 2022 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only holders of record of shares of our common stock at the close of business on such date will be entitled to vote at the Annual Meeting. On March 24, 2022, there were 5,696,987 shares outstanding, of which 3,636,875 of those shares, or 63.8%, are owned by Lake Shore, MHC, our top-tier federal mutual holding company.

Quorum

A quorum of shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of our outstanding shares of common stock entitled to vote are represented in person or by proxy at the Annual Meeting, a quorum will exist. Because Lake Shore,

MHC, the top tier holding company for Lake Shore Bancorp, Inc. and Lake Shore Savings Bank, owns greater than a majority of our outstanding shares of common stock, representation of Lake Shore, MHC at the Annual Meeting will constitute a quorum. We will include proxies marked as abstentions and broker non-votes, as applicable, to determine the number of shares present at the Annual Meeting.

How Many Votes You Have

Each holder of shares of common stock outstanding on March 24, 2022 will be entitled to one vote for each share held of record at the Annual Meeting.

How To Vote

You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which we will provide to you at the Annual Meeting. The Notice provides instructions on how to access your proxy card and contains instructions on how to vote via telephone or the Internet.  For those shareholders who request a paper proxy card, instructions for voting via telephone and the Internet are set forth on the proxy card.  Those shareholders who receive a paper proxy card and voting instructions by mail, and who elect to vote by mail, should sign and return the proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials.  All properly executed proxies we receive prior to the Annual Meeting will be voted in accordance with the instructions marked on the proxy card. In the event you return an executed proxy card without marking your instructions, your executed proxy will be voted FOR the proposals identified in the Notice of the Annual Meeting of Shareholders.

If you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your broker or other holder of record to vote personally at the Annual Meeting.

If any other matter is presented at the Annual Meeting, the Board of Directors will vote the shares represented by all properly executed proxies on such matters as a majority of our Board of Directors determines. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of Annual Meeting.

We are soliciting proxies only for the Annual Meeting. If you grant us a proxy to vote your shares, the proxy will only be exercised at the Annual Meeting.

Vote by Lake Shore, MHC

As of March 24, 2022,  Lake Shore, MHC owned 63.8% of the outstanding shares of our common stock. Those shares will be voted in accordance with the instructions of Lake Shore, MHC’s Board of Directors.    Lake Shore, MHC is expected to vote FOR the election of each of the nominees for director,  FOR the non-binding resolution approving, on an advisory basis, the compensation of our named executive officers, and FOR the ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

Broker Non-Votes

If your broker holds shares that you own in “street name,” the broker generally may vote your shares on routine matters even if the broker does not receive instructions from you. “Broker non-votes” are proxies received from brokers or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters.

Vote Required

•

Election of Directors.  The nominees for director who receive the most votes will be elected. So, if you do not vote for a nominee, or you indicate “withhold authority” for any nominee on your proxy card, your vote will not count “for” the nominee. You may not vote your shares cumulatively for the election of directors. Brokers are not entitled to use their discretion to vote uninstructed proxies with respect to the election of directors, and any such “broker non-votes” will not be deemed a vote cast.  Because Lake Shore, MHC owns more than 50% of our outstanding shares, we expect that Lake Shore, MHC will control the outcome of the vote on this proposal. Lake Shore, MHC intends to vote for the nominees.

•

Advisory Vote on Compensation of Named Executive Officers.  The non-binding resolution approving, on an advisory basis, the compensation of our named executive officers will be approved if a majority of the votes cast in person or by proxy at the Annual Meeting and entitled to vote on this proposal are voted in favor of the proposal.  If you “abstain” from voting on this proposal, it will not be voted or treated as a vote cast, although it will be counted for purposes of determining whether a quorum is present.  Accordingly, an abstention will not affect the outcome of the proposal.  Brokers are not entitled to use their discretion to vote uninstructed proxies with respect to this proposal, and any such “broker non-votes” will not be deemed a vote cast.     Because Lake Shore, MHC owns more than 50% of our outstanding shares, we expect that Lake Shore, MHC will control the outcome of the vote on this proposal.  Lake Shore, MHC intends to vote for this proposal.

•

Ratification of the Appointment of Baker Tilly US, LLP.  The affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to ratify this proposal.   Brokers are entitled to use their discretion to vote uninstructed proxies with respect to this proposal.  If you “abstain” from voting on this proposal, it will not be voted or treated as a vote cast, although it will be counted for purposes of determining whether a quorum is present.  Accordingly, an abstention will not affect the outcome of the proposal. Because Lake Shore, MHC owns more than 50% of our outstanding shares, we expect that Lake Shore, MHC will control the outcome of the vote on this proposal.  Lake Shore, MHC intends to vote for this proposal.

Changing Your Vote After Return of Proxy

You may revoke your grant of proxy at any time before it is voted at the Annual Meeting of Shareholders by:

•	delivering a written notice of revocation to Wendy Harrington, Corporate Secretary, Lake Shore Bancorp, Inc., 31 East Fourth Street, Dunkirk, New York 14048;
•	submitting a new proxy over the Internet or by telephone;
•	submitting a signed proxy card bearing a later date; or
•	attending the Annual Meeting and voting in person, but you also must file a written revocation with the Secretary of the Annual Meeting prior to voting.

Your last vote is the vote that will be counted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

Persons and groups who beneficially own in excess of 5% of the Company’s common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership.  The following table sets forth, as of March 24, 2022, the only persons known by us to be beneficial owners of more than 5% of our common stock. Addresses provided are those listed in the SEC filings as the address of the person authorized to receive notices and communications.

For purposes of the table below and the table set forth under “Common Stock Beneficially Owned by Directors and Executive Officers,” a person is deemed to be the beneficial owner of any shares of common stock (1) over which he or she has or shares, directly or indirectly, voting or investment power; or (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days after March 24, 2022. “Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)

Lake Shore, MHC 125 East Fourth Street Dunkirk, NY 14048	3,636,875(2)	63.8%

(1)Calculated on the basis of 5,696,987 shares of common stock, the total number of shares of common stock outstanding as of March 24, 2022.

(2)Based on information reported by Lake Shore, MHC in a Schedule 13D filing with the SEC on April 13, 2006.

Common Stock Beneficially Owned by Directors and Executive Officers

The following table sets forth information about the shares of common stock beneficially owned by each of our directors,  each of our executive officers, and all of our directors and executive officers as a group as of March 24, 2022. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock indicated.

			(1)
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Number of Unexercised Stock Options Which are Included in Beneficial Ownership(1)	Percentage of Shares of Common Stock Outstanding(2)

Susan C. Ballard, Executive Vice President, Retail, Sales and Marketing	16,750(3)	8,220	*
Tracy S. Bennett, CPA, Director	23,932(4)	8,220	*
Sharon E. Brautigam, Vice Chairperson of the Board	14,588(5)	-	*
Michelle M. Debergalis, Director	116	-	*
Rachel A. Foley, Chief Financial Officer and Treasurer	25,648(6)	-	*
John P. McGrath, Director	23,297(7)	-	*
Jack L. Mehltretter, Director	5,241(8)	-	*
Ronald J. Passafaro, Director	2,269(9)	-	*
Daniel P. Reininga, President, Chief Executive Officer and Director	105,831(10)	30,800	1.9%
Kevin M. Sanvidge, Chairman of the Board	23,367(11)	10,749	*
Jeffrey M. Werdein, Executive Vice President, Commercial Division	34,312(12)	17,073	*
Nancy L. Yocum, Director	18,668(13)	1,897	*
Catharine M. Young, Director	532(14)	-	*
All directors and executive officers as a group (13 persons)	294,551(15)	76,959	5.2%

*	Less than 1.00% of common stock outstanding.
(1)	These options are exercisable within 60 days of March 24, 2022. They cannot be voted until exercised.
(2)

Percentages with respect to each person or group of persons have been calculated on the basis of 5,696,897 shares of common stock, the total number of shares of common stock outstanding as of March 24, 2022, plus the number of shares that each person or group of persons have the right to acquire within 60 days of March 24, 2022.

(3)	Includes 90 shares held in Lake Shore Bancorp’s Employee Stock Ownership Plan over which Ms. Ballard has sole voting power but no investment power.
(4)	Includes 5,000 shares held in Mr. Bennett’s individual retirement account. Also includes 541 shares of unvested restricted stock over which Mr. Bennett has sole voting power but no investment power.
(5)	Includes 350 shares held by Ms. Brautigam’s spouse and 536 shares of unvested restricted stock over which Ms. Brautigam has sole voting power but no investment power.
(6)

Includes 200 shares of common stock jointly held with Ms. Foley’s parents, 500 shares held by Ms. Foley’s spouse, and 6,113 shares held in Lake Shore Bancorp’s Employee Stock Ownership Plan over which Ms. Foley has sole voting power but no investment power.

(7)	Includes 22,088 shares held in Mr. McGrath’s individual retirement account and 514 shares of unvested restricted stock over which Mr. McGrath has sole voting power but no investment power.
(8)	Includes 514 shares of unvested restricted stock over which Mr. Mehltretter has sole voting power but no investment power.
(9)	Includes 536 shares of unvested restricted stock over which Mr. Passafaro has sole voting power but no investment power.
(10)

Includes 17,000 shares held by trust, 900 shares held by Mr. Reininga’s spouse, 6,000 shares held by G.H. Graf Realty Corporation, Inc. and 5,336 shares held in Lake Shore Bancorp’s Employee Stock Ownership Plan over which Mr. Reininga has sole voting power but no investment power.

(11)	Includes 950 shares of unvested restricted stock over which Mr. Sanvidge has sole voting power but no investment power and 705 shares held indirectly as custodian for his grandchildren.
(12)	Includes 3,215 shares held in Lake Shore Bancorp’s Employee Stock Ownership Plan over which Mr. Werdein has sole voting power and no investment power.
(13)	Includes 500 shares held by Ms. Yocum’s spouse and 554 shares over which Ms. Yocum has sole voting power but no investment power.
(14) (15)

Includes 432 shares over which Ms. Young has sole voting power but no investment power.

Includes 14,754 shares of common stock allocated to the accounts of executive officers under the Lake Shore Bancorp, Inc. Employee Stock Ownership Plan (the “ESOP”) and excludes the remaining 178,535, or 3.1% of the shares of common stock outstanding, owned by the ESOP for the benefit of employees of Lake Shore Savings Bank.  Under the terms of the ESOP, shares of common stock in the ESOP are voted by the ESOP trustees in a manner proportionate to the voting directions of the allocated shares received by the ESOP participants, subject to the fiduciary duties of the trustees.

PROPOSAL ONE:  ELECTION OF DIRECTORS

Our charter provides that we must have between five and fifteen directors.  The Board of Directors is currently comprised of ten members, and is divided into three classes. Our directors generally serve staggered three-year terms such that usually only one class (one-third of the directors) is elected each year.

Upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated the five individuals listed in the table below for election as directors at the Annual Meeting.    If you elect the nominees, they will hold office for the term set forth opposite their names or until their successors have been elected.

We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may be voted for another nominee proposed by the Board of Directors.

The table below sets forth certain information regarding the composition of the Board of Directors,  Director Nominees and Retiring Director, including the terms of office of Board members.

the board of directors unanimously recommends a vote “for” each nominee.

Composition of Director Nominees,  Directors Continuing in Office and Retiring Director

Name		Term		Position(s) Held With	Director
	Age(1)	Expires	Class	Lake Shore Bancorp	Since

Director Nominees
Tracy S. Bennett, CPA	71	2025	Two	Director	2010
Sharon E. Brautigam(2)	65	2025	Two	Vice Chairperson of the Board	2004
Michelle M. DeBergalis	56	2023	Three	Director	2022
Kevin M. Sanvidge	67	2025	Two	Chairman of the Board	2012
Catharine M. Young	61	2024	One	Director	2021

Directors Continuing in Office
John P. McGrath	67	2024	One	Director	2019
Jack L. Mehltretter	63	2023	Three	Director	2016
Ronald J. Passafaro	61	2024	One	Director	2019
Daniel P. Reininga(2)	63	2023	Three	Director, President and Chief Executive Officer	1994
Director Retirement After Annual Meeting
Nancy L. Yocum (2)(3)	75	2024	One	Director	1995

(1)As of March 24, 2022.

(2)Includes service as a director of Lake Shore Savings and Loan Association.  In April 2006, the Bank converted from a New York-chartered savings and loan association to a federal savings bank, in connection with the Company’s initial public offering and organization as a savings and loan holding company, which resulted in the name change of the Bank to Lake Shore Savings Bank.

(3)  Mrs.  Yocum’s service as a director will end at the 2022 annual shareholders meeting due to the age limitation in Lake Shore Bancorp’s bylaws.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Business Experience of Directors

The principal occupation during the past five years of each director nominee, directors continuing in office and the retiring director, including the President and Chief Executive Officer, as well as other relevant experience, is set forth below.  All director nominees, directors continuing in office, the retiring director and the President and Chief Executive Officer have held their present positions for five years unless otherwise stated.  None of our director nominees,  directors continuing in office, the retiring director or the President and Chief Executive Officer have been the subject of securities litigation, regulatory enforcement or bankruptcy in the past ten years.

Director Nominees

Tracy S. Bennett, CPA

Board Committees: Audit/Risk, Asset/Liability, Loan

Mr. Bennett currently owns a tax preparation business in Westfield, New York serving over 900 clients and is a certified public accountant in New York State.

Mr. Bennett is retired from his position as the Vice President for Administration at the SUNY Fredonia, a position he held from 1997 to November 2010.

Mr. Bennett was also the President of the SUNY Fredonia Faculty-Student Association and he served on a number of campus committees.

Specific Qualifications, Attributes, Skills and Experience

Mr. Bennett has a Bachelor of Science degree in Public Accounting from SUNY Albany.

As Vice President for Administration at SUNY Fredonia, he was responsible for the supervision and development of a $90 million campus-wide budget and a $300 million capital budget plan, along with managing over 300 employees in the areas of Financial Services, Human Resources, Facilities and Campus Services.

Mr. Bennett has over 30 years of experience in the fields of accounting, business, finance, capital planning, budget development and administration.

He formerly served as the treasurer for the SUNY Fredonia Federal Credit Union and currently serves on the Board of Trustees for Patterson Library, Westfield Development Corporation and Westfield Memorial Hospital.  He also serves as a member of the Village of Westfield Planning Board.

Mr. Bennett is qualified to be named as a “financial expert” on the Audit/Risk committee and he will be named as the “financial expert” for 2022, upon Ms. Yocum’s retirement from the Board.  The Board of Directors believes that Mr. Bennett’s experience in finance and administration makes him an excellent candidate to serve as a director of the Company.

Sharon E. Brautigam, Vice Chairperson of the Board

Board Committees: Nominating & Corporate Governance (Chair), Compensation

Mrs. Brautigam was a partner in the law firm of Brautigam & Brautigam, LLP in Fredonia, New York, from 1986 until 2016, where she concentrated her practice in the areas of real estate transactions, estates and trusts, elder law and small business formation and general advice.  She is currently of counsel to Brautigam & Brautigam, LLP.

Specific Qualifications, Attributes, Skills and Experience

Ms. Brautigam has a Bachelor of Arts degree from Houghton College and a J.D. from Cornell Law School.

Ms. Brautigam has extensive experience representing borrowers as their attorney in connection with residential real estate purchases and mortgage refinancing.  She has also represented a number of clients in connection with commercial mortgage financing and provides ongoing advice and counsel to numerous local small business owners.

She has the legal training and skills to analyze and help ensure compliance with the various laws and regulations to which the Company is subject.

The Board of Directors believes that Ms. Brautigam’s legal expertise makes her an excellent candidate to serve as a director of the Company.

Michelle M. DeBergalis

Board Committees: Asset/Liability

Ms. DeBergalis is President & CEO of American Realty Group, Inc., a women-owned real estate services corporation which primarily provides commercial brokerage services for the lease, sale or purchase of commercial properties, along with property management services and tenant advisory services.  She has held this position since 2006.  Ms. DeBergalis is also the Director of Budget and Administrative Services for the University at Buffalo Educational Opportunity Center, a position she has held since February 2022.  The Educational Opportunity Center provides instructional programs and supportive services to those that have limited educational and financial opportunities.  She held the position of Chief Operating Officer at McGuire Development Company, LLC from 2013 to 2019. Her experience during the past five years includes strategic planning, financial, operational, real estate, marketing, branding, corporate growth and business development initiatives.

Specific Qualifications, Attributes, Skills and Experience

Ms. DeBergalis has a Master of Science degree in Higher Education Administration/S. Personnel Administration and a Bachelor of Science degree in Business from the SUNY Buffalo State College.

Ms. DeBergalis was ranked number 66 on the Business First of Buffalo's list of Power 125 and named a Women of Influence by GlobeSt.com. Having worked in both the public and private sectors, Michelle has a unique understanding of community development collaborations. Her experience includes strategic planning, marketing, business development, finance, operations, economic development, public policy, governance, real estate, and corporate growth strategy. Her private sector experience includes positions as Chief Operating Officer and Vice President at Western New York's largest development companies and forming a women-owned corporation. She also worked with local and international C-level business executives to evaluate locations, skilled workforce, infrastructure, economic development financial incentives and other key market conditions that would encourage a relocation or expansion within the Buffalo Niagara region.

The Board of Directors believes that Ms. DeBergalis public and private sector experience along with her commercial real estate, economic development and entrepreneurial expertise makes her an excellent candidate to serve as a director of the Company.

Kevin M. Sanvidge,  Chairman of the Board

Board Committees:  Loan

Mr. Sanvidge has been the Chairman of the Board of Directors for Lake Shore, MHC, Lake Shore Bancorp, Inc., and Lake Shore Savings Bank since the 2020 Annual Shareholder’s Meeting.  He previously served as the Vice Chairman of the Board beginning in 2018.  Mr. Sanvidge is retired from his position as Chief Executive Officer and Administrative Director of the Chautauqua County Industrial Development Agency (“IDA”), a position he held from June 2014 until December 2017.

He was previously the Executive Vice President of Administration and Supply Chain at Cliffstar Corporation in Dunkirk, New York, a private label juice and beverage manufacturer, a position he held from 2006 until 2012.  Mr. Sanvidge began his tenure at Cliffstar Corporation in 1999 as Vice President of Human Resources, and was promoted to Senior Vice President of Human Resources and Administration in 2003.

Specific Qualifications, Attributes, Skills and Experience

Mr. Sanvidge has a Bachelor of Arts degree in Economics and Political Science from Concordia University and has completed the Executive Management Seminar at Rensselaer Polytechnic Institute.

As Chief Executive Officer and Administrative Director of the Chautauqua County IDA, Mr. Sanvidge was responsible for facilitating development within Chautauqua County by attracting new businesses while promoting the retention and expansion of existing business, with assistance in the form of tax abatements, low interest loans or bond financing to enhance opportunities for job creation and retention.

As Executive Vice President for Cliffstar Corporation, Mr. Sanvidge was responsible for supply chain management, information services, customer service, logistics, human resources and quality assurance and grower relations.

He was a member of the ECR International Board of Directors until December 2015 and had served as the Chairman of its Compensation Committee.  He has previously served as an officer or member of several community and business organizations in Chautauqua County.

The Board of Directors believes that Mr. Sanvidge’s business and finance experience makes him an excellent candidate to serve as Chairman of the Board and a director of the Company.

Catharine M. Young

Board Committees: Nominating and Corporate Governance, Compensation

Mrs. Young is currently the Executive Director of the Center of Excellence for Food and Agriculture at Cornell AgriTech, a position she has held since March 2019.  The Center of Excellence for Food and Agriculture is located in Geneva, New York with research labs in Portland, New York and Highland, New York.  The Center leverages the research and expertise of Cornell University to accelerate growth and position New York State as a global leader in food and agricultural advancement by encouraging entrepreneurs and startups, attracting companies to New York State and growing existing food, beverage and agriculture-related companies.

From 1999 until 2019, Mrs. Young served in the New York State Legislature, most recently as a New York State Senator for the 57th District of New York State, which included representation for Chautauqua, Cattaraugus, Allegany and half of Livingston counties.  Mrs. Young held several leadership roles while serving in the New York State Legislature, including second in command of the Senate as Chair of the Senate Standing Committee on Finance.  She also chaired the Committee on Housing, Construction and Community Development.

Specific Qualifications, Attributes, Skills and Experience

Mrs. Young attended the State University of New York at Fredonia (SUNY Fredonia) and holds a bachelors degree in Mass Communication from St. Bonaventure University.

As Executive Director for the Center of Excellence for Food and Agriculture at Cornell AgriTech, Mrs. Young leads a team whose mission is to grow New York’s food, beverage and agriculture economy, valued at over $36 billion per year, by helping businesses connect with expertise and resources, including business mentoring, technical assistance via its relationship with Cornell University, business to business partnerships and connections to economic development incentives.

As a State Senator, Mrs. Young’s became Chair of the Senate Standing Committee on Finance in 2016 and while in this position she was responsible for overseeing the Senate’s role in formulating, negotiating and passing a $170+ billion state budget.  In this position, her duties included chairing hearings, overseeing revenue forecasting, performing in-depth fiscal analysis, developing new fiscal policy and programming, and ensuring that budget resolutions and bills were passed.  As a State Senator, Mrs. Young has authored significant legislation surrounding health care, including advocating for Kenra’s Law, and children’s learning opportunities.  As Chair of the Senate Committee on Housing, Construction and Community Development she worked to revitalize communities, grow the economy and create safe, affordable housing opportunities.

The Board of Directors believes that Mrs. Young’s experience in leadership, financial management, strategic planning, legislation and economic development makes her an excellent candidate to serve as a director of the Company.

Directors Continuing in Office

John P. McGrath

Board Committees: Asset Liability (Chair), Loan, Audit/Risk

Mr. McGrath retired as the Assistant Treasurer of Moog, Inc., a worldwide designer, manufacturer and systems integrator of high performance precision motion and fluid controls and controls systems for a broad range of applications in aerospace and defense and industrial markets in December 2019.  He held this position since 2008.

He previously held positions in the treasury departments of publicly held banks, including Greater Buffalo Savings Bank, First Niagara Financial Group and Empire of America.

Mr. McGrath is currently the Trustee of the Moog Supplemental Retirement Plan Trust, a position he has held since April 2020.

Specific Qualifications, Attributes, Skills and Experience

Mr. McGrath has a Masters in Business Administration degree from the University at Buffalo, and a Bachelor of Science degree in Finance from Canisius College.  He is also a graduate of the National School of Finance and Management at Fairfield University.

As Assistant Treasurer for Moog, Inc., Mr. McGrath was responsible for corporate finance activities, including securing senior bank credit facilities, capital market financing and lease financing.  He also had primary responsibility for managing foreign exchange, interest rate and customer credit risk; as well as cash management and cash forecasting, oversight of incentive programs,  stock related arrangements and share repurchase activities.

Mr. McGrath has nearly 30 years of experience in the banking industry, serving as a branch assistant manager, a branch operations manager and serving in the Treasury departments of three different publicly traded banks.  Mr. McGrath has extensive experience in securities portfolio management, wholesale funding, asset and liability management, liquidity management and cash flow forecasting.

Mr. McGrath has served as an officer or a member of numerous community organizations.

The Board of Directors believes Mr. McGrath’s experience in treasury management and banking makes him qualified to serve as a director of the Company.

Jack L. Mehltretter

Board Committees: Audit/Risk, Loan

Mr. Mehltretter has been the Vice President of Information Technology for Gibraltar Industries, a leading manufacturer and distributer of building products for the industrial, infrastructure and residential markets, since January 2017.

During 2016, Mr. Mehltretter intermittently provided consulting services as a principal to Nextgen Technology Advisors LLC, a consulting firm established in Hamburg, New York, that focuses on creating business value from information technology.

He was formerly the Global Vice President of Information Technology for New Era Cap Co., an international headwear and apparel company with operations in over 20 regional locations serving global markets, a position he held from 2007 to 2016.

Specific Qualifications, Attributes, Skills and Experience

Mr. Mehltretter has an Executive Master of Business Administration degree from the University at Buffalo and a Bachelor of Science degree in Information Systems from the State University of New York College at Buffalo.

As the Vice President of Information Technology for Gibralter Industries, Mr. Mehltretter is responsible for technology vision and leadership for developing and implementing information technology initiatives that improve cost effectiveness and business development in a competitive marketplace.  Mr. Mehltretter leads Gibralter Industries in planning and implementing IT solutions to support business operations and growth of company-wide IT operations.

As principal of Nextgen Technology Advisors, LLC, Mr. Mehltretter provided consulting services to businesses interested in leveraging information technology to enhance their business operations.

As Global Vice President of Information Technology for the New Era Cap Company, Mr. Mehltretter was responsible for establishing a vision to enable global growth and maximize customer experiences via IT, customer/supplier integration, and process improvements.  He managed 50 internal and external resources with an operating budget of $10.0 million and a capital budget of $2.0 million to $3.0 million.  He was also responsible for ensuring compliance with external and internal technology audits.

Mr. Mehltretter has acquired significant business management, strategic planning, and global relationship skills while holding several technology leadership roles during his 33 years of business experience.  His international business experience includes doing business in more than 15 different countries.

The Board of Directors believes that Mr. Mehltretter’s experience in information technology, strategic planning and business management makes him qualified to serve as a director of the Company.

Ronald Passafaro

Board Committees: Compensation (Chair), Nominating and Corporate Governance

Mr. Passafaro retired in 2021 as the President, CEO and Chairman of the Board of ECR International, a division of BDR Thermea Group, a position he has held since 2015.  BDR Thermea, headquartered in the Netherlands, is a global leader providing innovative heating and hot water systems and services for residential and commercial applications marketed in over 100 countries.

From 2011 through 2015, Mr. Passafaro held the position of President and CEO and Vice Chairman of the Board for ECR International, a privately held stock company which manufactured and marketed HVAC products, specializing in residential boiler products.

Specific Qualifications, Attributes, Skills and Experience

Mr. Passafaro holds a Bachelor of Science degree in Business Administration from LeMoyne College.

As President, CEO and Chairman of the Board for ECR International, Mr. Passafaro was responsible for leadership and development of a multi-year strategic plan and the communication of strategic and annual operating plans to executive team members, employees and stakeholders to ensure sufficient resource availability to execute and meet targeted financial results.

As President, CEO and Vice Chairman of the Board for ECR International, Mr. Passafaro successfully led the company through a dramatic turn-around from near “work-out”/bankruptcy status.  Within 5 years, Mr. Passafaro increased shareholder value by 400% and successfully sold the company to BDR Thermea, with 99.99% of shareholders approving the transaction.

Mr. Passafaro has 30 years of experience in the HVAC industry and has significant experience and success in growing sales and developing innovative marketing campaigns, including brand development and management.  He has created, developed and led multiple joint ventures, supplier relationships, contract manufacturing agreements and branding relationships.  He has led or participated in multiple domestic and international mergers, acquisitions, divestitures and joint ventures.  Mr. Passafaro also has experience in developing and adopting performance standards in conjunction with relationships developed with applicable federal and state regulators, including the United States Department of Energy, United States Environmental Protection Agency and the New York State Energy Research and Development Agency.

Mr. Passafaro has previously served as the Chairman of the Hydronics Institute and on the Board of Directors for the Air Conditioning, Heating and Refrigeration Institute.  He is also a member of the Board of Directors for Upstate Caring Partners and for Utica Boilermaker.

The Board of Directors believes that Mr. Passafaro’s experience in strategic planning, business management, credit workout, shareholder valuation, joint ventures, mergers and acquisitions and development of regulatory requirements for the HVAC industry makes him qualified to serve as a director of the Company.

 Daniel P. Reininga, President and CEO

Board Committees: Loan (Chair), Asset/ Liability

Mr. Reininga became President and Chief Executive Officer of Lake Shore, MHC, Lake Shore Bancorp and Lake Shore Savings in January 2011.  He previously served as the Executive Vice President and Chief Operating Officer of the Company, a position he held from January 2010 through January 2011.  He served as Vice Chairman on the Board of the Company from 2003 until June 2010.

Mr. Reininga served as President of G.H. Graf Realty Corporation, Inc., a real estate investment company located in Dunkirk, New York that is involved in real estate development and leasing, from 1993 through December 2009.  Mr. Reininga currently serves as the Chairman of the Board of G.H. Graf Realty Corporation, Inc.

Specific Qualifications, Attributes, Skills and Experience

Mr. Reininga has a Bachelor of Science degree from Allegheny College and a Master of Business Administration degree from University of South Florida.  He has completed the American Bankers Association (ABA) course in Advanced Asset and Liability Management and is a graduate of the ABA Stonier National Graduate School of Banking.

He has served as Chairman of a family-owned real estate investment company for over fifteen years.  In connection with the family-owned business he has been responsible for the financial and general management of seven small companies.

He is also involved in numerous community and non-profit organizations, either as a board member or a committee member.

 Specific Qualifications, Attributes, Skills and Experience

 Mr. Reininga has a sound knowledge of bank risks, internal controls and bank operations.  He has previously served as the Chairperson of the Company’s Asset/Liability Committee and served on the Company’s Audit/Risk and Loan Committees prior to becoming President and CEO.

The Board of Directors believes that Mr. Reininga’s experience in the banking and real estate industries and at the Company and Lake Shore Savings makes him qualified to serve as a director of the Company.

Retiring Director

Nancy L. Yocum

Board Committees: Audit/Risk (Chair)

Ms. Yocum was the Vice Chairperson of the Board of Directors for Lake Shore, MHC, Lake Shore Bancorp and Lake Shore Savings Bank from 2013 until the 2018 Annual Meeting.

Ms. Yocum is currently retired.  She was formerly a practicing certified public accountant. From 1999 until November 2012, she was a partner in the firm of Brumfield & Associates in Fredonia, New York where her practice was concentrated in estates and trusts.

Specific Qualifications, Attributes, Skills and Experience

Ms. Yocum has an Associate Degree in Business Administration and Accounting from Bryant and Stratton and a Bachelor of Science degree in Accounting from the State University of New York at Fredonia.

Ms. Yocum has been involved in the financial field since 1975 and owned and operated her own accounting and tax preparation service business, specializing in estates and trusts from 1985 until 2012.

She is a certified public accountant and an enrolled agent with the IRS and has extensive experience representing both private individuals and businesses in connection with tax matters.

She has served as an officer or a member of numerous community organizations.  Ms. Yocum is the “financial expert” for the Audit/Risk Committee until the date of her retirement in May 2022.  She has previously served on the Nominating and Corporate Governance Committee.  The Board of Directors believes that Ms. Yocum’s experience in finance and tax matters made her qualified to serve as a director of the Company.

Board Responsibilities

The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance guidelines, the Board of Directors does not involve itself in our day-to-day operations; our executive officers and management oversee our day-to-day operations. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board of Directors and its committees, and also through considerable contact via telephone, e-mail and other communications with the Chairman and others regarding matters of concern and interest to us. Our directors also discuss business and other matters with the Chairman, other key executives, and our principal external advisors.

Meetings of the Board of Directors

The Board of Directors held a total of twelve regular meetings and one special meeting during 2021. Each incumbent director attended at least 75% of the meetings of the Board of

Directors held during the time in which they served as director, plus meetings of committees on which that particular director served during this period.

It is our policy that all directors should attend the annual meeting of shareholders.  In accordance with such policy, all directors attended the 2021 Annual Meeting of Shareholders.

COMPENSATION OF DIRECTORS

Director Compensation

Meeting Fees.    We pay a fee to each of the non-employee directors for attendance at Board of Directors meetings.  On each meeting date, the board members are required to attend a board meeting for Lake Shore Savings Bank, as well as Lake Shore Bancorp, Inc. and Lake Shore, MHC, if there are agenda items up for discussion.  Only one meeting fee is paid for attendance at the three board meetings on the meeting date.   The director meeting fee is $1,650 for Board meetings attended in person and $1,237.50 for Board meetings attended telephonically.    Since the onset of the COVID-19 pandemic, the Board Chairman has the authority to establish guidance for use of a virtual meeting platform for board meetings at his discretion.  If the Chairman determines that a virtual meeting platform will be used for social distancing purposes due to COVID-19, then the meeting fee will be $1,650 whether attended in person or via the virtual meeting platform.  The annual retainer for the Chairman of the Board of Directors was $32,500.  The Chairperson of each board committee received an annual retainer of $6,000, with the exception of the Audit/Risk Committee Chairperson, who received an annual retainer of $10,000.  The Loan Committee Chairperson did not receive an annual retainer as he is also an employee of the Company.  The annual retainer for committee members of the Compensation, Asset/Liability, Loan and Nominating and Corporate Governance Committees was $3,000.  The annual retainer for committee members of the Audit/Risk Committee was $5,000.  Members of the Board of Directors who are also employees do not receive director fees.  The Chairman of the Board does not earn fees for his service on Board committees.

Supplemental Benefit Plans for Non-Employee Directors.    Lake Shore Savings entered into a supplemental benefit plan in 1999 (the “1999 Plan”) with each of its then non-employee directors, (i.e., the 1999 Plan includes the following current directors:  Mr. Reininga and Mrs. Yocum who are the only remaining directors that were non-employee directors in 1999). Under the 1999 Plan, each participant is guaranteed monthly payments over a period of fifteen years commencing at age 70 equal to $18,105 per year based upon 21 years of service as a director to Lake Shore Savings (or an earlier retirement age if 21 years of service is attained prior to age 70) with the annual benefit payable reduced proportionately for each year of service as a director less than 21 years attained at age 70.    During 2021, Mrs. Yocum received $18,105 under this plan.

Lake Shore Savings entered into a supplemental benefit plan in 2001 with each of its then non-employee directors.  This plan,  as amended, provides a benefit formula equal to a percentage of the participant’s average pay, which is multiplied by number of years of service, not to exceed 20 years of service or 40% of average pay.  The payment is guaranteed over a period of fifteen years beginning the month following termination of service or age 72, whichever comes first.  This plan includes each of the current non-employee directors, with the exception of Ms. DeBergalis, Mr. McGrath,  Mr. Passafaro and Mrs. Young.  During 2021, Mrs. Yocum received $15,532 under this supplemental benefit plan for non-employee directors.

In connection with Mr. Reininga’s appointment to Executive Vice President and Chief Operating Officer on January 1, 2010, his participation in the supplemental benefit plans for non-employee directors was terminated and he entered into a supplemental benefit plan for executives, as further described in the “Executive Officer Compensation – Compensation Plans – Supplemental Employee Retirement Plans” section elsewhere in this proxy statement.

Equity Plans.    Our directors are eligible to participate in the Lake Shore Bancorp, Inc. 2006 Stock Option Plan, the Lake Shore Bancorp, Inc. 2006 Recognition and Retention Plan, and the Lake Shore Bancorp, Inc. 2012 Equity Incentive Plan (the “Equity Incentive Plans”). These benefit plans are discussed under the “Executive Officer Compensation—2006 Stock Option Plan”, “2006 Recognition and Retention Plan” and “Executive Officer Compensation - 2012 Equity Incentive Compensation” sections elsewhere in this proxy statement.

Non-employee directors are granted awards under the Equity Plans for the purpose of aligning non-employee director interests with shareholder interests and to aid in the retention of such directors.  The allocation of awards to non-employee directors may be made based on the director’s responsibilities and years of service at the time of grant.  Directors who hold the title of chairperson or vice-chairperson, or who were a committee chairperson, may receive a greater allocation of awards than those who did not hold such positions.  The grant of awards to non-employee directors may also be made in lieu of cash compensation that would otherwise be paid as director fees in order to further align the non-employee director interests with shareholder interests.

Director Compensation Table. The following table sets forth information regarding compensation earned by our non-employee directors during the 2021 fiscal year.

(1) (2)(4)	(3)(4)		(5)
Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)(4)	Option Awards ($) (3)(4)	Non-qualified Deferred Comp-ensation Earnings		All Other Comp-ensation ($) (5)	Total ($)

Tracy S. Bennett, CPA	$30,700	$8,936	$-		$-	$432	$40,068
Sharon E. Brautigam	$30,450	$8,936	$-		$-	$399	$39,786
David C. Mancuso(6)	$12,000	$8,936	$-		$-	$308	$21,244
John P. McGrath	$28,788	$7,465	$-		$-	$361	$36,614
Jack L. Mehltretter	$29,200	$7,762	$-	$		$392	$37,354
Ronald J. Passafaro	$30,450	$8,060	$-		$-	$1,320	$39,830
Kevin M. Sanvidge	$53,538	$13,537	$-		$-	$948	$68,023
Nancy L. Yocum	$30,625	$9,234	$-		$-	$422	$40,280
Catharine M. Young	$24,138	$-	$-		$-	$-	$24,138

___________________

(1)	Includes retainer payments, meeting fees, and committee and/or chairmanship fees earned during the fiscal year.
(2)

This column shows the grant date fair value of restricted stock awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718).  For more information concerning the assumptions used for these calculations, please refer to Note 13 of the Notes to the Consolidated Financial Statements included in the 2021 Annual Report on Form 10-K filed with the SEC.  The restricted stock awards are paid in lieu of cash director fees in order to align director interests with shareholder interests.  The restricted stock awards are approximately equal to 30% of the 2020 Director Fees.

(3)	In 2021, the directors did not receive a grant of stock options.
(4)	The aggregate number of outstanding restricted stock awards and option awards as of December 31, 2021 was as follows:

Name	Unvested Stock Awards	Options	Options
		Exerciseable	Unexerciseable
Tracy S. Bennett, CPA	-	8,220	-
Sharon E. Brautigam	-	-	-
David C. Mancuso	-	-	-
John P. McGrath	-	-	-
Jack L. Mehltretter	-	-	-
Ronald J. Passafaro	-	-	-
Kevin M. Sanvidge	-	10,749	-
Nancy L. Yocum	-	1,897	-
Catharine M. Young	-	-	-

(5)

Amounts in this column,  reflect dividends paid on unvested shares of restricted stock awarded to a director under the 2012 Equity Incentive Plan and reimbursement of taxes for spousal travel for Directors Bennett, Brautigam, McGrath, Mehltretter, Passafaro, Sanvidge and Yocum.  No director received any perquisites or personal benefits that exceeded $10,000.

(6)	Mr. Mancuso retired from the Board of Directors in May 2021, due to attainment of age limitation in Lake Shore Bancorp’s bylaws.

CORPORATE GOVERNANCE

Our Board of Directors has adopted Corporate Governance Guidelines that contain a number of corporate governance initiatives designed to comply with NASDAQ corporate governance listing standards, the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC. We have also adopted charters for the Audit/Risk Committee, the Compensation Committee and the Nominating and Corporate Governance Committee in order to implement these rules and standards.  Current versions of the Audit/Risk, Compensation and Nominating and Corporate Governance Committee charters are available on our website, www.lakeshoresavings.com under “About Us”, “Investor Relations” - “Governance Documents” section.  The information set forth on our website shall not be deemed filed with, and is not incorporated by reference into, this proxy statement or any of our other filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except to the extent that we specifically so provide.

Board of Directors Independence

Annually, the Board of Directors determines director independence as defined by NASDAQ listing rule 5605(a)(2).  The annual review includes reviewing the relationships that each director, his or her immediate family members and his or her related affiliates had  with the Company.  In making its determination as to the independence of its directors in accordance with NASDAQ listing standards rules, a review of the outstanding loans that directors Bennett, Brautigam, Sanvidge and Yocum and their family members or affiliates had with the Company was completed, and it was noted that the loans were made in the ordinary course of business with substantially the same terms prevailing for loans made to others unrelated to the Company and did not involve more than the normal risk of collectability or present other unfavorable features.  A review was also made of the Company’s donations to charitable organizations with which Mr. Bennett and Mrs. Yocum (or their family members) is affiliated and a determination was made that these directors remained independent.

The table below notes independent directors and committee assignments.  As noted in the table below, the Board of Directors is comprised of a majority of directors who qualify as independent according to NASDAQ Stock Market Rules.

Name	Independent	Audit/Risk Committee(1)	Compensation Committee	Nominating and Corporate Governance Committee	Asset/ Liability Committee	Loan Committee
Tracy S. Bennett, CPA	✓	✓			✓	✓
Sharon E. Brautigam	✓		✓	C
Michelle M. DeBergalis	✓				✓
John P. McGrath	✓	✓			C(2)	✓
Jack L. Mehltretter	✓	✓				✓
Ronald J. Passafaro	✓		C	✓
Daniel P. Reininga					✓	C
Kevin M. Sanvidge	✓
Nancy L. Yocum	✓	C
Catharine M. Young	✓		✓	✓
C – denotes Committee Chairman/Chairperson

(1)

The Board of Directors has determined that the members of the Audit/Risk Committee meet the additional independence criteria required for Audit/Risk committee membership under NASDAQ Stock Market Rules and SEC Rules.

(2)	Mr. McGrath became Chairman of the Asset/Liability Committee in June 2021, due to Mr. Mancuso’s retirement in May 2021, as a result of attainment of retirement age in Lake Shore Bancorp’s bylaws.

Mr. Daniel P. Reininga is not an independent director because he is the President and CEO of the Company.

Leadership Structure of the Board of Directors

The positions of Chief Executive Officer of the Company and the Chairman of the Board of Directors are currently held by two different individuals.  Our Chief Executive Officer serves as a Director and the Chairman of the Board is an independent, non-employee director.  We believe that this structure provides strength to the Company by giving the Chief Executive Officer a respected voice on our Board, while at the same time giving leadership of the Board to an independent person who, together with the other Directors, provides active oversight of management and its implementation of the strategic plans of the Board. Each of our Directors serves on one or more of the committees of the Board and actively and regularly participates in the various functions of these committees.  The committee structure enables the duties of the Board to be divided among the Directors.  This division of duties allows each of the Directors to concentrate his or her energies in a focused way on a narrower area of Board responsibility and helps insure that adequate time is being given to the many oversight responsibilities of the Board. We believe that the size of our Board provides a sufficient number of Directors to serve on each of the Board’s committees, but is not so large as to be cumbersome or excessively expensive to the Company.

Committees of the Board of Directors

Our Board of Directors has established the following committees:

Audit/Risk Committee. The Audit/Risk Committee oversees and monitors the integrity of the Company’s financial reporting process and systems of internal control regarding finance, accounting and regulatory compliance. The Audit/Risk Committee retains, oversees and monitors the independence and performance of the Company’s independent registered public accounting firm.  The Audit/Risk Committee also oversees and monitors the independence and performance of the internal audit department and acts as an avenue of communication between the independent registered public accounting firm, management, the internal audit department and the Board of Directors.  The Audit/Risk Committee meets with the external auditors to review quarterly and annual SEC filings, the results of the annual audit and other related matters. As noted below, the Audit/Risk Committee has also accepted responsibility for oversight of the Company’s risk management function.

Our Board of Directors has determined that Mr. Bennett and Ms. Yocum each qualify as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. The Audit/Risk Committee has chosen Ms. Yocum to serve as the “financial expert” on behalf of the Company until her retirement in May 2022, after which Mr. Bennett will serve as the “financial expert”. The Audit/Risk Committee met seven times during 2021.

Compensation Committee.  The Compensation Committee evaluates the performance of our management team and recommends compensation based upon that performance. It oversees executive compensation and director compensation by approving salary increases and reviewing general personnel matters such as Named Executive Officer performance evaluations. The Compensation Committee annually reviews and makes recommendations to the Board of Directors with respect to the compensation of directors and Named Executive Officers.  It is also responsible for approving, evaluating and administering compensation structure, policies and programs, which includes benefit plans, such as the Company’s 401K and ESOP plan, as well as incentive plans and stock compensation plans.

The Compensation Committee relied on an American Bankers Compensation and Benefits survey and on information provided from the Compensation Committee’s prior independent compensation consultant, which was provided through August 2020, as guidance in determining the appropriate salaries for Named Executive Officers and directors fees for 2021.  Based on this information, the Compensation Committee decided on a percentage increase in base salary for each of the Named Executive Officers and the Compensation Committee did not make any changes to director fees for 2021.

The Compensation Committee takes into account numerous factors when determining a recommendation for the salaries and incentive goals of Named Executive Officers.  In addition to information obtained from American Bankers Compensation and Benefits survey and on information provided from the Compensation Committee’s prior independent compensation consultant, the Compensation Committee also obtains the CEO’s recommendation for proposed salary increases and incentive goals for the Named Executive Officers (other than the President and CEO).  The results of the non-binding shareholder vote to approve the compensation of the Company’s Named Executive Officers from the most recent shareholders’ meeting are also reviewed by the Compensation Committee.  The Compensation Committee considers Lake Shore Savings’ performance in the prior year and Lake Shore Savings’ strategic plans and goals for the future as part of its decision process to decide upon a recommendation for salaries and incentive goals for the Named Executive Officers.

The Compensation Committee will submit to the full Board of Directors for approval their own recommendations on compensation for Named Executive Officers and directors.  The Compensation Committee met five times during 2021.

Asset/Liability Committee. The Asset/Liability Committee of the Board of Directors is responsible for overseeing the asset/liability management process, including its execution and adherence to defined policies and procedures.  The Asset/Liability Committee is also responsible for monitoring the activity of its financial advisor, which is responsible for recommending certain balance sheet strategies and investments and providing investment advice to the committee.  The Asset/Liability Committee met four times during 2021.

Loan Committee.  The Loan Committee of the Board of Directors is responsible for reviewing commercial and residential loans exceeding certain thresholds and is responsible for ensuring these loans comply with Bank policy and do not present undue credit risk to Bank operations. The Loan Committee is responsible for approving commercial loans between $1.5 million and $5.0 million, as per board approved lending authority.  Residential loans that exceed $1.0 million and commercial loans that exceed $5.0 million will be presented to the full board for approval.  The Loan Committee does not meet formally, but rather acts as needed via telephone conference, e-mail, e-voting via our secure, online director portal, or in person, when loans require review and/or approval.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee recommends the nomination of directors to the full Board of Directors to fill the terms for the upcoming year or to fill vacancies during a term. The Nominating and Corporate Governance Committee considers recommendations from shareholders if submitted in a timely manner in accordance with the procedures established by the Committee and applies the same criteria to all persons being considered. The Nominating and Corporate Governance Committee also assists the Board of Directors in monitoring a process to assess Board of Directors’ effectiveness and in developing and implementing our corporate governance guidelines and reviewing and approving all transactions with affiliated parties. The Nominating and Corporate Governance Committee monitors our regulatory compliance and our compliance with our corporate governance guidelines.  In addition, the Nominating and Corporate Governance Committee recommends to the full Board the assignment of Directors to the committees of the Board, which responsibility includes a determination of the independence of individual directors according to the NASDAQ and SEC rules.  The Nominating and Corporate Governance Committee also oversees periodic evaluations of individual Directors and of the full Board of Directors, to insure their effectiveness.  Lastly, the Nominating and Governance Committee assists the Board of Directors in selecting a President and Chief Executive Officer and in selecting a chairperson for the Board of Directors by overseeing the succession process for these positions.

The Committee also ensures that an emergency succession plan for the Chief Executive Officer is in place and is annually updated.

The Nominating and Corporate Governance Committee met five times during 2021.

The Nominating and Corporate Governance Committee has adopted procedures for the submission of recommendations for director nominees by our shareholders.  If a determination is made that an additional candidate is needed for the board of directors, the Nominating and Corporate Governance Committee will consider candidates submitted by our shareholders.  Shareholders can submit the names of qualified candidates for director by writing to the chairperson of the Nominating and Corporate Governance Committee at 31 East Fourth Street, Dunkirk, New York 14048.  The chairperson must receive a submission not less than 180 days prior to the anniversary date of our proxy materials for the preceding year’s annual meeting. The submission must include the following information:

•	a statement that the writer is a shareholder and is proposing a candidate for consideration by the Nominating and Corporate Governance Committee;
•

the name and address of the shareholder as they appear on our shareholder records, and number of shares of our common stock that are owned beneficially by such shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder’s ownership will be required);

•

the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;
•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Regulation 14A of the Securities Exchange Act of 1934;
•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of Lake Shore Bancorp, Inc. or its affiliates;
•	detailed information about any relationship or understanding between the proposing shareholder and the candidate; and
•	a statement from the candidate that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a shareholder for presentation by the shareholder at an annual meeting of shareholders must comply with the procedural and informational requirements described in our bylaws.

Shareholder nominees are analyzed by the Committee in the same manner as nominees that are identified by the Committee.  We do not pay a fee to any third party to identify or evaluate nominees.  As of April 5, 2022, the Committee had not received any shareholder recommendations for nominees in connection with the Annual Meeting.

Consideration of Director Candidates

It is the policy of the Nominating and Corporate Governance Committee to select individuals as director nominees with the goal of creating a balance of knowledge, experience and interest on the Board.  The Committee evaluates candidates for their character, judgment, business experience and acumen.  The Nominating and Corporate Governance Committee considers the following skills and characteristics when deciding which individuals to nominate for election as director:

•

Skills and Experience: The Nominating and Corporate Governance Committee recognizes the necessity for directors to bring a variety of skills into the boardroom, including financial expertise, business ownership and development expertise, experience or expertise in dealing with laws and regulations, experience connected with residential and commercial real estate development and lending, and knowledge and experience with cybersecurity risk management and technology relevant to the banking industry.  Therefore, the Nominating and Corporate Governance Committee looks for directors who can provide a necessary range of these skills to the Board.

•

Community Involvement:  The Nominating and Corporate Governance Committee recognizes that Lake Shore Savings is a community-based, locally oriented bank with a long history of community involvement.  The Nominating and Corporate Governance Committee considers it crucial that a director be involved in the local community through their occupations and public service as this local knowledge will insure that directors understand the needs of individuals and businesses in the communities served by Lake Shore Savings. Therefore the Nominating and Corporate Governance Committee considers the community contacts and community involvement of any candidate for director.

•

Independence:  The Board of Directors can be composed of both independent directors (as defined by NASDAQ rules) and non-independent directors.  The composition of the Board must be in compliance with NASDAQ rules and it is the Company’s policy that a majority of its directors qualify as independent under NASDAQ rules.  Therefore, the Nominating and Corporate Governance Committee carefully assesses the independence of all candidates for director.

•

Age:  The Nominating and Corporate Governance Committee would like directors to be varied in age, so that each director can bring the unique perspective of his or her generation.  A multi-generational perspective will help insure that Lake Shore Savings remains a viable banking institution both now and for the future.  However, age alone is not a determinative factor in deciding whether to nominate a person as a director.

•

Diversity:  The Nominating and Corporate Governance Committee recognizes the value of having gender, racial, ethnic and similar types of diversity represented by its directors, as this diversity will assist Lake Shore Savings in understanding and meeting the needs of all segments of the communities it serves.  The Nominating and Corporate Governance Committee intends to fully comply with NASDAQ and regulatory requirements regarding Board diversity.  The diversity any candidate could bring to the Board is considered a positive attribute, but would not be the determinative factor in deciding whether to nominate a person as a director.

•	All director nominees will have multiple skills, attributes and qualifications which would contribute to the strength and competency of the Board.

The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective director candidates. For a discussion of the specific backgrounds and qualifications of our current directors and director nominees, see “Information about our Board of Directors – Business Experience of Directors.”

Board Composition

The Company believes in the benefits that diversity brings to the Board of Directors.  Based upon voluntary self-identification by each member of the Company’s Board of Directors, the diversity composition of the Board of Directors for the current year is disclosed as follows:

Board Diversity Matrix (as of December 31, 2021)

Total Number of Directors: 9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	-	-
Part II: Demographic Background	-	-	-	-
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	5	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	2

Risk Oversight by the Board of Directors

The Board of Directors is actively involved in the oversight of risks that could have a material effect on the Company.  This oversight is conducted primarily by the Audit/Risk Committee, with the assistance of other committees of the Board, but the full Board of Directors has retained responsibility for general oversight of risk.  The Board of Directors satisfies this responsibility through full reports by each committee chairperson regarding the committee’s considerations and actions, as well as through regular reports directly from members of management who are responsible for oversight of particular risks within the Company, including credit, interest rate, liquidity, price, strategic, reputational, operational, information technology

(including cybersecurity), and compliance.  The Senior Management Risk Teams and Enterprise Risk Manager responsible for risk oversight have formalized their review process by creating an internal risk assessment model to efficiently identify, measure, monitor and control the quantity, quality, aggregate level and direction of risk for the risk categories noted above.  As part of this process, the Board of Directors and Enterprise Risk Management enlisted a third party vendor to import the Bank’s data into a CAMELS+ based enterprise risk management model, which allows the Bank to stress test its risk levels and to monitor risk levels against pre-established limits.  A summary report resulting from the internal risk assessment and the third party vendor risk assessment are presented to the Board of Directors for review and discussion on a periodic basis.  The Board of Directors has assigned various board committees to monitor risks associated with their respective principal areas of focus through regular meetings with management and outside advisors.  The following is a list of oversight responsibility by board committee:

•

Audit/Risk Committee:  Risks and exposures associated with accounting, financial reporting, tax and maintaining effective internal controls for financial reporting in accordance with applicable financial reporting regulations.  Also, risks associated with certain operational, reputational and information technology (including cybersecurity) activities, including controls over data security and credit risk.

•

Nominating and Corporate Governance Committee:    Risks associated with CEO succession planning.  Risks with respect to corporate governance, including compliance with listing standards, committee assignments, conflicts of interest and director succession planning.  Also, certain operational risks associated with reputational risks, BSA/AML and information technology (including cybersecurity) risk, as well as litigation that may present material compliance risk to the Company and regulatory risks such as those associated with the Community Reinvestment Act, Fair Lending, the Company’s Affirmative Action Plan and rulings issued by the Consumer Financial Protection Bureau over consumer financial products and services.

•

Compensation Committee:  Risks associated with the Company’s compensation programs and arrangements, including incentive, stock compensation and supplemental employee retirement plans and operational risk oversight with respect to such plans.

•

Asset/Liability Management Committee:  Risks associated with liquidity, capital,  interest rates, price, investments and credit analysis.  Also, risks associated with assumptions used in budgets,  forecasts and capital and liquidity stress testing.

•	Loan Committee: Risks associated with credit risk and asset quality of the Company’s loan portfolio.

As the Company is entrusted with the safeguarding of sensitive information, our Board believes that strong enterprise risk management is vital to effective cybersecurity risk management.  Accordingly, our Board is actively engaged in the oversight of the Company’s risk profile and cybersecurity strategy through representation of an Audit/Risk Committee member on the Bank’s IT Steering Committee, which meets quarterly.  The Bank’s IT Steering Committee receives updates from the Vice President of Management Information Systems on the Company’s cybersecurity risk profile and cybersecurity risk management initiatives.  The Board of Directors annually reviews and approves the Company’s Contingency Planning and Disaster Recovery

policy, Cybersecurity policy, Incident Response policy and Information Security policy.  Materials provided to the Bank’s IT Steering Committee are also presented to the Audit/Risk Committee at its quarterly meetings for review and discussion. The Audit/Risk Committee is responsible for the review of open and pending items resulting from external third-party examinations of the Bank’s information technology activities. The Audit/Risk committee will review management’s responses to the open and pending items and ensure that processes and procedures are timely implemented to manage the risks identified.

The full Board of Directors is responsible for strategic risk, and also oversees all risk areas through the review and approval of policies that are designed to guide operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics that is applicable to all officers, directors and employees of Lake Shore Bancorp and its affiliates, including our principal executive officer, principal financial officer and principal accounting officer. A copy of the Code of Conduct and Ethics is available at our website, www.lakeshoresavings.com under “About Us”, “Investor Relations” - “Governance Documents” section.  The information set forth on our website shall not be deemed filed with, and is not incorporated by reference into, this proxy statement or any of our other filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except to the extent that we specifically so provide.

Anti-Hedging Policy

The Company’s Insider Trading Policy prohibits its directors, officers or other employees from engaging in short sales of Company stock, as well as transactions in any puts, calls or other derivative securities on Company stock in any organized market, or “hedging”.  The Insider Trading Policy also prohibits employees, officers and directors of the Company from pledging its Company stock or depositing any Company stock in a margin account.

Shareholder Communications with the Board of Directors

Shareholders may contact our Board of Directors, our independent directors as a group, or an individual director by contacting Rachel A. Foley, Investor Relations, Lake Shore Bancorp, Inc., 31 East Fourth Street, Dunkirk, New York 14048. All comments will be forwarded directly to the Board of Directors, the independent directors as a group, or the individual director, as applicable.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

General

Our executive officers serve at the discretion of the Board of Directors. The name, age, length of service and principal position of each of our executive officers is set forth in the table below.

Name	Age(1)	With Lake Shore Since	Position(s) Held With Lake Shore Bancorp, Inc.

Daniel P. Reininga(2)(3)	63	1994	President, Chief Executive Officer and Director
Jeffrey M. Werdein	55	2014	Executive Vice President Commercial Division
Susan C. Ballard(4)	58	2012	Executive Vice President Retail, Sales and Marketing
Rachel A. Foley(2)	53	1999	Chief Financial Officer and Treasurer

(1)	As of March 24, 2022.
(2)	Includes service with Lake Shore Savings and Loan Association.
(3)

Mr. Reininga began his service with Lake Shore Savings and Loan Association as a director in 1994.  In 2010, he was appointed Executive Vice President and Chief Operating Officer and in 2011 he was promoted to President and Chief Executive Officer.

(4)	Mrs. Ballard began her service with Lake Shore Bancorp, Inc. as a director in 2012. On August 1, 2020 she was appointed Executive Vice President, Retail, Sales and Marketing.

Business Experience of Executive Officers

The business experience for each of our executive officers who are not directors is set forth below. The business experience of Mr. Reininga is included above under “Information about our Board of Directors – Business Experience of Directors.”    All executive officers have held their current positions for five years unless otherwise indicated.

Jeffrey M. Werdein is the Executive Vice President for the Commercial Division of Lake Shore Bancorp and Lake Shore Savings. He was appointed Executive Vice President in August 2014 after serving as the Senior Vice President responsible for business development in the commercial real estate and small/middle market business segments at Evans Bank since 1999. Mr. Werdein has over 30 years of commercial banking experience, including prior positions with Citibank and Chase Manhattan Bank.  Mr. Werdein has a Bachelor of Science degree and a Masters of Business Administration degree with a focus in Business and Financial Institutions and Markets from the State University of New York at Buffalo. Mr. Werdein is a graduate of the American Bankers Association Stonier National Graduate School of Banking.

Susan C. Ballard is the Executive Vice President, Retail, Sales and Marketing of Lake Shore Bancorp and Lake Shore Savings.  She was appointed to this position on August 1, 2020, after  previously serving as a member of the Board of Directors for Lake Shore, MHC, Lake Shore Bancorp, Inc. and Lake Shore Savings Bank since 2012.  As a board member, she served as a member of the Compensation Committee,  Nominating and Corporate Governance Committee and Loan Committee.  Ms. Ballard has over 25 years of experience in management with an emphasis on real estate, construction and development, most recently as the Branch Director for Hunt Real Estate ERA, a position she held from 2016 through July 2020.  Ms. Ballard has also served as Chief Operating Officer for National Fire Adjustment Co., Inc., Regional Sales Manager for Essex

Homes of Western New York, Inc., and as Vice President of Patrick Custom Homes.  Ms. Ballard has a Bachelor’s of Business Administration degree from the University of Notre Dame.

Rachel A. Foley is the Chief Financial Officer and Treasurer of Lake Shore, MHC, Lake Shore Bancorp and Lake Shore Savings. She was appointed Chief Financial Officer of the Company in March 2006 after serving as the Controller since March 1999. Ms. Foley has a Bachelor of Science degree from Allegheny College and a Master of Business Administration degree in Accounting from the University at Buffalo.  Ms. Foley is a graduate of the American Bankers Association Stonier National Graduate School of Banking.  Prior to joining the Company, Ms. Foley was a Financial Audit Supervisor in the Internal Audit department of M&T Bank.

Compensation Plans

Annual Incentive Plan.    Lake Shore Bancorp provides performance-based bonuses to its Named Executive Officers pursuant to the Annual Incentive Plan, which is designed to link awards to our strategic and operating objectives.  The goal of the plan is to have long-term viability and to be attractive to new hires and help retain current employees.  The plan measures business plan goals and objectives and clearly defines these for the calendar year for which the plan is in effect.  For purposes of the annual bonus, each Named Executive Officer is evaluated on several corporate performance measures which are established at the beginning of the year and relate to strategic business objectives for the ensuing year.  The Named Executive Officers, with the exception of the President and CEO, are also evaluated on individual performance measures that take into account individual responsibilities, in addition to the corporate performance measures.  The Compensation Committee establishes the performance measures for each of the Named Executive Officers. The President and Chief Executive Officer is not involved in decisions regarding his own performance-based bonus.  Decisions relating to the President and Chief Executive Officer’s performance-based compensation are determined and recommended by the Compensation Committee. The Compensation Committee will present the performance measures to the Board of Directors for approval. The individual metrics are discussed under footnote 4 of the Summary Compensation Table, shown below.

Supplemental Employee Retirement Plans.    Lake Shore Savings entered into separate supplemental benefit plans in 2001 and 2017 with certain officers.

The Board of Directors of Lake Shore Savings subsequently amended the 2001 executive supplemental benefit plan and each participant in the plan is fully vested in an annual benefit (payable in monthly installments).  The annual benefit is equal to (i) 2% of the executive’s average final pay (average pay over the two years prior to termination of service), multiplied by (ii) the executive’s years of service (with a maximum percentage of 40% of average final pay for Ms. Ballard, Ms. Foley and Mr. Werdein).  Mr. Reininga is also a participant in this plan, and his benefit is equal to the remaining benefit he had under the 2001 Director’s SERP Plan, as described earlier in this document.  The benefit amount is payable over a period of fifteen years commencing at age 65, with the exception of Mr. Reininga whose annual benefit payable would be reduced for termination of service prior to age 65.  In addition, in the event of a change of control, the executive is treated as having attained age 65 for purposes of benefit payments.

Lake Shore Savings entered into a supplemental executive retirement plan with Mr. Reininga, which was amended and restated as of January 1, 2017.  The plan provides that when

Mr. Reininga attains age 67, Mr. Reininga will be entitled to an annual benefit equal to $183,545, which will be paid in monthly installments for 15 years, with the first payment made in the month after the executive attains age 67.  In the event that the executive becomes disabled before attaining age 67 or retires after he attains age 63 and 1 month, the executive will be entitled to a reduced benefit, which will be paid in monthly installments for 15 years.  If Mr. Reininga’s employment is terminated involuntarily or voluntarily for good reason within 24 months after a change in control, he will be entitled to receive a lump sum payment equal to approximately $2.8 million payable within three days of the termination date. Mr. Reininga is the only participant in the plan.

Mr. Reininga is also entitled to an annual benefit commencing at age 57 under the 1999 Lake Shore Savings Supplemental Benefit Plan for Directors, and commencing at age 72 under the 2001 Lake Shore Savings Supplemental Benefit Plan for Directors.  Mr. Reininga received $11,199 under the 1999 supplemental benefit plan for directors during 2021.

Retention Agreement.    In order to provide further incentive for Jeffrey M. Werdein, Executive Vice President Commercial Division of the Company and Bank, to remain in the employ of the Bank, Lake Shore Savings entered into a retention agreement with Mr. Werdein on March 29, 2018.  Under the agreement, Mr. Werdein will receive a total of $1.4 million provided that he remains continuously employed with the Bank through March 29, 2028, payable in three equal installments on March 29, 2028,  January 2, 2029 and January 2, 2030.  In the event Mr. Werdein’s employment is terminated without cause, for good reason or due to death or disability prior to March 29, 2028, Mr. Werdein will receive the vested account balance as set forth in the agreement.  If Mr. Werdein’s employment is terminated within two years of a change of control and prior to March 29, 2028, Mr. Werdein will receive $1.4 million in a lump sum.

Employee Stock Ownership Plan.    This plan is a tax-qualified plan that covers substantially all employees who have at least one year of service with Lake Shore Savings and have attained age 21. Lake Shore Bancorp loaned the Employee Stock Ownership Plan Trust sufficient funds to purchase a number of shares equal to 8% of the shares sold in Lake Shore Bancorp’s stock offering to persons other than Lake Shore, MHC, or 238,050 shares. These shares were purchased in the open market following completion of the offering at prevailing market prices.

Although contributions to the plan are discretionary, Lake Shore Savings intends to contribute enough money each year to make the required principal and interest payments on the loan from Lake Shore Bancorp. This loan is for a term of 30 years and calls for annual payments of principal and interest. The plan pledges the shares it purchases as collateral for the loan and holds them in a suspense account.

The plan will not distribute the pledged shares right away. Instead, it will release a portion of the pledged shares annually. Assuming the plan repays its loan as scheduled over a 30-year term, we expect that 1/30th of the shares will be released annually in years 2006 through 2035. Although the repayment period of the loan is scheduled over a 30-year term, we anticipate that we may prepay a portion of the principal which would trigger the release of additional shares. The plan will allocate the shares released each year among the accounts of participants in proportion to their compensation for the year. For example, if a participant’s compensation for a year represents 1% of the total compensation of all participants for the year, the plan would allocate to that participant 1% of the shares released for the year. Participants direct the voting of shares allocated to their accounts. Shares in the suspense account and allocated shares for which no voting instructions are received will be voted in a way that mirrors the votes which participants cast for shares in their individual accounts.

401(k) Defined Contribution Plan.    The Lake Shore Savings tax-qualified 401(k) defined contribution plan is maintained for employees who have completed three months of service and attained age 21.  Eligible employees may make pre-tax contributions to the 401(k) Plan in the form of salary deferrals of up to 75% of their total annual compensation subject to certain IRS limitations.  The plan consists of three components: 401(k), Profit Sharing and Safe Harbor. For the 401(k) component, the Company makes a matching contribution equal to 40% of the eligible employee’s salary deferral, up to 6% of such employee’s compensation after one year of service.  For the profit sharing component, the Company makes a discretionary contribution, up to 5.1% of an eligible employee’s salary, depending on years of service.  Lastly, the Company contributes 3.4% of an eligible employee’s salary based on years of service, which is a discretionary contribution to the Safe Harbor component of the plan.

2006 Stock Option Plan.  Stock options can no longer be granted under the Lake Shore Bancorp, Inc. 2006 Stock Option Plan since the plan was adopted more than 10 years ago.  Stock options previously granted under this plan remain outstanding and are subject to the terms and conditions of this plan.

Upon the exercise of an option, the exercise price of the option must be paid in full. Payment may be made in cash, with common stock of Lake Shore Bancorp already owned by the option holder, shares to be acquired by the option holder upon exercise of the option or such other consideration as the Compensation Committee authorizes.  If the option is not exercised during its term, it will expire.

2006 Recognition and Retention Plan.  Restricted stock can no longer be granted under the Lake Shore Bancorp, Inc. 2006 Recognition and Retention Plan since the plan was adopted more than 10 years ago.  All remaining restricted stock awards previously granted under this plan became fully vested during the year ended December 31, 2021.

2012 Equity Incentive Compensation.    The Lake Shore Bancorp, Inc. 2012 Equity Incentive Plan (the “Equity Incentive Plan”) provides officers, employees and directors of Lake Shore Bancorp and Lake Shore Savings with incentives to promote our growth and performance and shareholders approved the Equity Incentive Plan at the 2012 Annual Shareholders Meeting.

The Equity Incentive Plan authorizes the issuance of up to 180,000 shares of our common stock pursuant to grants of restricted stock awards and up to 20,000 shares of our common stock pursuant to grants of incentive stock options and non-qualified stock options, subject to permitted adjustments for certain corporate transactions.  Employees and directors of Lake Shore Bancorp or its subsidiaries are eligible to receive awards under the Equity Incentive Plan, except that non-employees may not be granted incentive stock options.

Employment Agreements.     Lake Shore Bancorp, Inc. and Lake Shore Savings entered into an amended and restated employment agreement with Daniel P. Reininga, our President and Chief Executive Officer, initially effective as of January 25,  2017 for a three year term. The term of the agreement will extend automatically for one additional year on January 1 of each year unless the

Board of Directors of Lake Shore Savings (the “Board”) or the executive gives notice no later than 30 days before such anniversary date that an agreement will not be renewed.

The agreement provides that the executive’s base salary, which is currently $388,200, will be reviewed not less frequently than once every twelve months and may be increased in the Board’s discretion.  In addition to the base salary, the agreement provides that the executive will be eligible to participate in short-term and long-term incentive compensation, determined and payable at the discretion of the Compensation Committee.

If the executive’s employment is involuntarily terminated without cause or voluntarily for good reason (as defined in the agreement), the executive will be entitled to a payment equal to three times the sum of: (i) his base salary, plus (ii) his average annual incentive cash compensation awarded during the three most recent fiscal years ending before the year of the termination, with such amount payable in a lump sum within 30 days of the date of termination date, subject to the receipt of a signed release of claims from the executive.  In addition, the executive will receive a cash payment equal to the employer’s cost (less the executive’s share of the employee premiums) to continue life, medical and dental coverage for 36 months.

If the executive’s employment is involuntarily terminated without cause or voluntarily for good reason (as defined in the agreement) within 24 months following a change in control, the executive will be entitled to a payment equal to three times the sum of: (i) his base salary (or, if higher, the base salary immediately prior to a change in control), plus (ii) his average annual incentive cash compensation awarded during the three most recent fiscal years ending before the year of the change in control, with such amount payable in a lump sum within five business days of the termination date.  In addition, the executive will receive a cash payment equal to the cost of continued life, medical and dental coverage for 36 months.

If the executive is terminated due to disability (as defined in his employment agreement), the employment agreement will terminate, and the executive will receive his base salary and benefits until he receives disability income under the employer’s long-term disability insurance plan.  If the executive dies while employed, the employer will continue to provide the executive’s base salary to his designated beneficiary for three months following his death.

The employment agreement requires the executive not to compete with Lake Shore Savings for two years following a termination of employment for which the executive receives severance payments as the result of an involuntary termination or resignation for good reason (other than a termination of employment following a change in control).  The employment agreement further requires that the executive not solicit business, customers or employees of Lake Shore Savings for two years following termination of employment (other than a termination of employment following a change in control) and requires the executive to maintain confidential information.

Change of Control Agreements. Lake Shore Savings has entered into a change of control agreement with its executive officers including Jeffrey M. Werdein, our Executive Vice President Commercial Lending Division, Susan C. Ballard, our Executive Vice President Retail, Sales and Marketing and Rachel A. Foley, our Chief Financial Officer and Treasurer. The agreements are guaranteed by Lake Shore Bancorp. The term of each agreement is for one year and the Board of Directors of Lake Shore Savings may extend the term on an annual basis, unless written notice of non-renewal is given by the Board of Directors or by the executive.  The Agreements for each executive contain substantially similar terms.

Generally, Lake Shore Savings may terminate the employment of the officer covered by the agreement, with or without cause, at any time prior to a change of control without obligation for severance benefits. If the executive’s employment is terminated without cause or for good reason within twenty-four (24) months following a change in control, the executive will be entitled to a lump sum cash severance benefit in an amount equal to the value of the salary and bonus that the executive received in the calendar year preceding the calendar year in which the termination of employment occurs.  The agreements also provide death and disability benefits.  Severance payments will be reduced to the extent necessary to avoid the imposition of an excise tax and related non-deductibility under section 280G of the Internal Revenue Code.

PROPOSAL TWO:  APPROVE, ON AN ADVISORY BASIS, A NON-BINDING RESOLUTION REGARDING THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the proxy rules of the SEC were amended to require that not less frequently than once every three years, a proxy statement for an annual meeting of shareholders must include a separate resolution subject to a non-binding shareholder vote to approve the compensation of the Company’s named executive officers disclosed in the proxy statement.

The executive officers named in the summary compensation table and disclosures set forth below under the “Executive Officer Compensation” section in this proxy statement and deemed to be “named executive officers” are Mr. Reininga, Mr. Werdein, and Ms. Foley.

This proposal gives shareholders the ability to vote on the compensation of our named executive officers through the following resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the “Executive Officer Compensation” section of the proxy statement.”

The shareholder vote on this proposal is not binding on Lake Shore Bancorp, Inc. or the Board of Directors and cannot be construed as overruling any decision made by the Board of Directors.  However, the Board of Directors of Lake Shore Bancorp, Inc. will review the voting results on the non-binding resolution and take them into consideration when making future decisions regarding executive compensation.

the board of directors unanimously recommends a vote “for” the non-binding resolution to approve the compensation of our named executive officers.

EXECUTIVE OFFICER COMPENSATION

The discussion provided below reflects the SEC’s executive compensation reporting requirements for “smaller reporting companies.”

Summary Compensation Table

The table below sets forth the compensation paid to or earned by Mr. Reininga, our President and Chief Executive Officer, and our two other most highly compensated officers for 2021.  Each individual listed in the table below is referred to as a named executive officer.

Name and Principal		Salary(1)	Bonus	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compen-sation(5)	Total
Position(s)	Year	($)	($)	($)	($)	($)	($)	($)
Daniel P. Reininga	2021	380,588	-	65,855	-	$ 70,381	$72,088	$588,912
President and Chief Executive Officer	2020	369,486	-	64,665	-	109,904	68,061	612,116
Jeffrey M. Werdein	2021	254,484	-	31,957	-	$70,599	66,914	$423,954
Executive Vice President, Commercial Division	2020	247,072	-	31,009	-	68,660	57,521	404,262
Rachel A. Foley Chief Financial Officer and Treasurer	2021 2020	214,276 208,035	- -	26,902 26,300	- -	$44,353 44,598	36,244 32,678	$321,775 311,611

(1)	Represents amounts earned for the fiscal year, whether or not actually paid during such year.
(2)

This column shows the grant date fair value of performance-based restricted stock awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718).  For more information concerning the assumptions used for these calculations, please refer to Note 13 of the Notes to the Consolidated Financial Statements included in the 2021 Annual Report on Form 10-K filed with the SEC.  For 2021, awards consist of restricted stock, that vests based on the achievement of certain performance criteria.  Since all awards vest after the year in which they are granted, none of the named executive officers recognized any income from the awards in 2021.  Amounts shown are the aggregate grant date fair value of restricted stock awards, with the grant date fair value based on the closing price of our common stock on the applicable grant date. These restricted stock awards represent the number of shares that could be earned if a performance metric is attained.  The performance metric is based on a three year average percentage of delinquent loans to total loans, and if this performance metric is attained, the awarded shares will vest on February 24, 2024.  No shares will vest if the performance metric is not attained.  Refer to the Outstanding Equity Awards at Fiscal Year End table further in this document to view the number of restricted shares awarded.

(3)	There were no awards of stock options to named executive officers during 2021 or 2020.
(4)

Represents the non-equity incentive compensation paid to each named executive officer pursuant to the Annual Incentive Plan.  The non-equity incentive compensation was paid based on achieving organizational and individual goals.   A threshold must be achieved before non-equity incentive compensation is paid for any of the goals.  For the President and CEO, non-equity incentive compensation of 15% of base salary is paid if the threshold is reached, 20% of base salary is paid if the target is reached and 30% is paid if the exceptional is reached.  For the other named executive officers,  non-equity incentive compensation of 10% of base salary is paid if the threshold is reached, 15% of base salary is paid if the target is reached and 25% of base salary is paid if the exceptional is reached, with percentages being based on job responsibilities.  Non-equity incentive compensation amounts are prorated if achieved between these levels, but capped at the exceptional level.   In general, goals at the threshold level are 90% of those at the target level and goals at the exceptional level are 110% of the target level; except for metrics relating to the efficiency ratio, where the threshold level is 100 basis points above target and the exceptional level is 200 basis points below target. The individual metrics and weights used to calculate the bonuses in 2021 and 2020 were as follows:

Metrics	Reininga		Werdein		Foley
	2021	2020	2021	2020	2021	2020
Net Income	20%	20%	10%	10%	10%	10%
Net Interest Margin	-	-	-	-	20%	20%
Deposit Growth	20%	20%	-	-	10%	15%
Residential Lending	10%	20%	-	-	15%	15%
Commercial Lending	10%	20%	30%	25%	10%	10%
Erie County Residential Lending	20%
Efficiency Ratio	20%	20%	-	-	25%	20%
Fee Income	-	-	10%	10%
Commercial Loan Asset Quality	-	-	10%	10%
Personal Lending Goal(2)	-	-	20%	25%
Personal Deposit Growth	-	-	10%	10%
Corporate Goals	(1)		-	-
Individual Goals	-	-	10%	10%	10%	10%

(1)Amounts payable to Mr. Reininga may be adjusted up or down by 2% of salary, based on the executive’s leadership over the completion of corporate goals and senior management team activities, and as determined solely by the Board of Directors.

(2)In addition, if Mr. Werdein exceeds the stretch goal for his personal lending goals and the Commercial Loan Department meets its target goal, he will receive an additional $2,000 bonus, prorated, for every $1.0 million of loan originations in excess of the stretch goal.

Mr. Reininga, Mr. Werdein and Ms. Foley received 18.5%, 27.7% and 20.7%, respectively, of base salary in 2021.  Mr. Reininga, Mr. Werdein and Ms. Foley received 29.9%, 27.8% and 21.4%, respectively, of base salary in 2020.

(5)	For 2021, the amounts in this column reflect what the Company paid for, or reimbursed, the applicable named executive officer, as set forth in the following table:

		Employer Contri-bution to 401(k) Plan	ESOP Contribu-tions(a)	Supplemental Executive Retirement Plan Tax Reimburse-ments	Dividends On Unvested Stock Awards	Life Insurance Premiums in excess of $50,000	Per-quisites(b)	Total
Name	Year	($)	($)	($)	($)	($)	($)	($)
Reininga	2021	31,610	7,092	4,144	3,994	1,188	24,060	72,088
Werdein	2021	31,610	7,092	4,121	2,477	774	20,839	66,914
Foley	2021	27,552	6,333	317	1,628	414	-	36,244

(a)

Represents the value of the shares of common stock allocated in 2021 to each named executive officer’s ESOP account based on a fair market value of $14.90 per share, which was the closing price of the Company’s stock at fiscal year-end 2021.

(b)

We provide certain non-cash perquisites and personal benefits to each named executive officer.  The non-cash perquisites and personal benefits for Mr. Reininga included a  $24,000 retainer of which $2,608 was for country club dues and the remainder was mileage reimbursement for use of his personal vehicle for business purposes.  In addition, Mr. Reininga’s non-cash perquisites and personal benefits included less than $100 in reimbursement for spousal travel.  The non-cash perquisites and personal benefits for Mr. Werdein included $12,429 for country club dues,  $7,660 reimbursement of

taxes for club dues and $550 for cell-phone reimbursement.   During 2021, the non-cash perquisites and personal benefits for Ms. Foley did not exceed $10,000 in the aggregate and are not included in the above amounts.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding stock awards and stock options outstanding for each of our named executive officers at December 31, 2021.

	Option Awards (1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Daniel P. Reininga	30,800	-	$14.38	10/21/2026	-	$-	8,410	$125,309
Jeffrey M. Werdein	17,073	-	$14.38	10/21/2026	-	-	4,057	60,449
Rachel A. Foley	-	-	-	-	-	-	3,428	51,077

________________

(1)	The option awards granted to Mr. Reininga and Mr. Werdein in 2016 were 100% vested on October 21, 2021.
(2)

Represents the number of shares that could be earned if a performance metric is attained.  The performance metric is based on a three-year average percentage of delinquent loans to total loans, and if this performance metric is attained, the number of shares shown in the table above, will vest as follows:

Shares awarded in 2020 will vest on February 24, 2023 if performance metric is attained.

Shares awarded in 2021 will vest on February 21, 2024 if performance metric is attained.

	2020 Award	2021 Award	Total Outstanding
Reininga	4,202	4,208	8,410
Werdein	2,015	2,042	4,057
Foley	1,709	1,719	3,428

(3)	Market value is calculated on the basis of $14.90 per share, which was the closing sales price for our common stock on the NASDAQ Stock Market on December 31, 2021.

Equity Compensation Plan Information

The following table presents certain information regarding our Equity  Compensation Plans in effect as of December 31, 2021 (the 2006 Stock Option Plan and 2012 Equity Incentive Plan).

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2006 Stock Option Plan	64,548	$14.38	-
2012 Equity Incentive Plan			56,663
Stock Options	20,000	$14.38	-
Total	84,547	$14.38	56,663

PROPOSAL THREE:  RATIFICATION OF APPOINTMENT

OF BAKER TILLY US, LLP

The Audit/Risk Committee has appointed the firm of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022, subject to ratification of such appointment by the Company’s shareholders.

Representatives of Baker Tilly US, LLP are not expected to attend the Annual Meeting and will not make a statement.

the board of directors unanimously recommends a vote “for” the RATIFICATION of the appointment of baker tilly US, llp as the company’s independent registered public accounting firm for the year ending december 31, 2022.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit/Risk Committee appointed Baker Tilly US, LLP (“Baker Tilly”) as our independent registered public accounting firm for the year ended December 31, 2021 and such appointment was ratified by the shareholders of the Company at the Annual Meeting held on May 19, 2021. Baker Tilly has audited our consolidated financial statements since 2005.

Fees Incurred

The following table presents fees paid by the Company in 2021 and 2020 for professional audit and other services provided by Baker Tilly,  our independent registered public accounting firm, for those years:

	2021	2020
Audit Fees(1)	$190,000	$136,800
Audit-related fees(2)	24,500	24,500
Tax fees(3)	–	–
All other fees(4)	–	–
Total	$214,500	$161,300

___________________________________

(1)

Includes professional services rendered for the audit of the Company’s annual consolidated financial statements and review of consolidated financial statements included in Forms 10-Q, services relating to core system conversion, or services normally provided in connection with statutory and regulatory filings, including out-of-pocket expenses.

(2)

Audit-related fees include services rendered for the 2021 and 2020 State of New York Mortgage Agency (SONYMA) audit and services rendered for the audit of the Lake Shore Savings and Loan Association 401(k) Savings Plan and Employee Stock Ownership Plan (ESOP) of Lake Shore Bancorp, Inc., including out-of-pocket expenses.

(3)	No tax fees incurred in 2021 or 2020.
(4)	No other fees in 2021 or 2020.

Audit/Risk Committee Pre-Approval Policy

Consistent with SEC and Public Company Accounting Oversight Board requirements regarding auditor independence, the Audit/Risk Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit/Risk Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

Pre-approval of Services. The Audit/Risk Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms) to be performed for us by our independent registered public accounting firm, subject to the de minimis exception for non-audit services described below which, if not pre-approved, are approved by the Audit/Risk Committee prior to completion of the audit.

Exception. The pre-approval requirement set forth above, shall not be applicable with respect to non-audit services if:

•

the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by us to our independent registered public accounting firm during the fiscal year in which the services are provided;

•	such services were not recognized by us at the time of the engagement to be non-audit services; and

•

such services are promptly brought to the attention of the Audit/Risk Committee and approved prior to the completion of the audit by the Audit/Risk Committee or by one or more members of the Audit/Risk Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the committee.

During the year ended December 31, 2021, the Audit/Risk Committee pre-approved the services performed by our independent registered public accounting firm in accordance with their policy.  The de minimis exception (as defined in Rule 202 of the Sarbanes-Oxley Act) was not applied to any of the 2021 total fees.

Delegation. The Audit/Risk Committee may delegate to one or more designated members of the Audit/Risk Committee the authority to grant required pre-approvals. The decisions of any member to whom authority is delegated under this paragraph to pre-approve activities under this subsection shall be presented to the full committee at its next scheduled meeting.

AUDIT/RISK COMMITTEE REPORT

On March 28, 2022, the Audit Committee of the Board of Directors reviewed and discussed with management the audited consolidated financial statements dated December 31, 2021.  The Audit Committee also discussed with Baker Tilly, the independent registered public accounting firm of the Company, the matters required to be discussed with those charged with governance pursuant to the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission.

The Audit Committee has received from Baker Tilly, the written disclosure and the letter required by applicable requirements of the PCAOB regarding Baker Tilly’s communications with the Audit Committee concerning independence and has discussed Baker Tilly’s independence with its representatives.  These items relate to that firm’s independence from the Company.

Based on its review and discussions referred to above, the Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission.

Lake Shore Bancorp, Inc. Audit/Risk Committee
Nancy L. Yocum, Chairperson
Tracy S. Bennett, CPA
Jack L. Mehltretter John P. McGrath

This foregoing audit/risk committee report is not “soliciting material,” is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of ours under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE AND
TRANSACTIONS WITH RELATED PERSONS

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock, to report to the SEC their initial ownership of our common stock and any subsequent changes in that ownership. We are required to disclose in this proxy statement any late filings or failures to file.

To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required during the year ended December 31, 2021, we believe that all Section 16(a) filing requirements applicable to our executive officers and directors during 2021 were met, with the exception of one late Form 4 filing for each of our directors as of March 1, 2021 due to an administrative error and one late Form 4 filing for Mr. Werdein for sale of shares for payment of tax liability upon stock vesting.

Transactions with Related Persons

Lake Shore Savings Bank has outstanding loans to its directors, executive officers and their related interests. These loans: (1) were made in the ordinary course of business; (2) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Lake Shore Savings; and (3) did not involve more than the normal risk of collectability or present other unfavorable features.

It is the written policy of our Board of Directors that a majority of the disinterested members of the entire Board of Directors must approve in advance any extension of credit to any executive officer, director, or principal shareholder and their related interests if the aggregate of all extensions of credit to that insider and his or her related interests exceeds the greater of $25,000 or 5% of Lake Shore Savings’ unimpaired capital and surplus, whichever is greater. The interested party may not participate either directly or indirectly in the voting on such an extension of credit. Prior approval is required, however, for any and all extensions of credit to any insider if the aggregate of all other extensions to that person and their related interests exceeds $500,000, regardless of its percentage of capital.

In addition, pursuant to our Code of Conduct and Ethics, if an officer or director has an interest in a matter or transaction before the Board of Directors, such individual must disclose to the Board of Directors all material non-privileged information relevant to the Board of Directors’ decision on the matter or transaction, including: (1) the existence, nature and extent of their interest; and (2) the facts known to the individual as to the matter or transaction under consideration. The individual must also refrain from participating in the discussion of the matter or transaction and may not vote on the matter or transaction. In addition to approval by the Board of Directors, such transactions and matters must also be approved by the Nominating and Corporate Governance Committee.

ADDITIONAL INFORMATION

Shareholder Proposals for 2023 Annual Meeting

If you wish to submit proposals to be included in our proxy statement for the 2023 Annual Meeting of shareholders, we must receive them on or before December 6, 2023, pursuant to proxy soliciting regulations of the SEC. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to 17 C.F.R. §240.14a-8 of the Rules and Regulations promulgated by the SEC under the Securities Exchange Act of 1934, as amended.  Under new SEC Rule 14a-19, a shareholder intending to engage in a director election contest with respect to Lake Shore Bancorp’s annual meeting of shareholders to be held in 2023 must give Lake Shore Bancorp notice of its intent to solicit proxies by providing the names of its nominees and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting.  This deadline is March 20, 2023.

In addition to the requirement set forth under SEC Rule 14a-19, under our bylaws, any new business or director nominees to be taken up at the annual meeting must be stated in writing and filed with the secretary of Lake Shore Bancorp at least 30 days before the date of the annual meeting, provided, however, that in the event less than 40 days notice of the annual meeting is given, a written proposal or nomination may be accepted from a shareholder not later than the close of business on the tenth day following notice of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting so long as the business relates to a proper matter for shareholder action. Any shareholder may make any other proposal or nomination at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least 30 days before the meeting, such proposal or nomination shall be laid over for action at an adjourned, special or annual meeting of the shareholders taking place 30 days or more thereafter. A shareholder’s notice to the secretary shall set forth as to each such matter the shareholder proposes to bring before the annual meeting (1) a brief description of the proposal desired to be brought or nominee; and (2) the name and address of such shareholder and the number of shares of common stock of Lake Shore Bancorp that such shareholder owns of record. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

By Order of the Board of Directors,

/s/ Wendy J. Harrington
Wendy Harrington
Corporate Secretary
Dunkirk, New York
April 7, 2022

To assure that your shares are represented at the Annual Meeting, please vote your shares promptly over the Internet, by phone or on a paper proxy card if you request one.

000004 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by May 18, 2022 at 1:00 A.M., local time. Online Go to www.envisionreports.com/LSBK or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/LSBK 2022 Annual Meeting Proxy CardIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3. A 1. Election of Directors: + For a three-year term: 01 – Tracy S. Bennett For Withhold 2. Approve, on an advisory basis, a non-binding resolution regarding the compensation of our named executive officers. For Against Abstain 02 - Sharon E. Brautigam 03 - Kevin M. Sanvidge 3. Ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022. For Against Abstain For a two-year term: For Withhold 04 – Catharine M. Young For a one-year term: For Withhold 05 – Michelle M. DeBergalis Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

03L00D 2022 Annual Meeting Admission Ticket 2022 Annual Meeting of Lake Shore Bancorp, Inc. Shareholders May 18, 2022, 8:30 A.M. local time Route 5 Event Center, 296 Lake Shore Drive W., Dunkirk, NY 14048 Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.edocumentview.com/LSBK Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/LSBK  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • Proxy -Lake Shore Bancorp, Inc. Notice of 2022 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 18, 2022 The undersigned shareholder of Lake Shore Bancorp, Inc. (the “Company”) hereby appoints John P. McGrath and Ronald J. Passafaro, and each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Lake Shore Bancorp, Inc. held of record by the undersigned on March 24, 2022, at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 8:30 a.m., Eastern Time, on May 18, 2022, or at any adjournment or postponement thereof, upon the matters described in the Notice of the Annual Meeting of Shareholders and Proxy Statement, dated April 7, 2022 and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this Proxy will be voted FOR the election of all nominees listed and FOR proposals 2 and 3. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders for the Annual Meeting dated April 7, 2022. Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of Lake Shore Bancorp, Inc. at the Annual Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Lake Shore Bancorp, Inc. at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting. (Items to be voted appear on reverse side) Non-Voting Items C Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.

Online DESIGNATION (IF ANY) Go to www.envisionreports.com/LSBK or scan the QR code — login details are located in the shaded bar below. Votes submitted electronically must be received by May 18, 2022 at 1:00 A.M., local time. Shareholder Meeting Notice Important Notice Regarding the Availability of Proxy Materials for the Lake Shore Bancorp, Inc. Annual Shareholder Meeting to be Held on May 18, 2022 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2022 proxy statement, 2021 annual report and 2021 Form 10-K to shareholders are available at: www.envisionreports.com/LSBK Easy Online Access — View your proxy materials and vote. Step 1: Go to www.envisionreports.com/LSBK. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a paper copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 4, 2022 to facilitate timely delivery. 2NOT

03L02D Shareholder Meeting Notice Lake Shore Bancorp, Inc.’s Annual Meeting of Shareholders will be held on May 18, 2022 at Route 5 Event Center, 296 Lake Shore Drive W., Dunkirk, NY 14048, at 8:30 a.m. local time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommend a voteFOR all the nominees listed andFOR Proposals 2 and 3: 1. Elect three candidates to serve as Class Two directors for a three year term, elect one candidate to serve as a Class One director for a two-year term and elect one candidate to serve as a Class Three director for a one-year term. 2. Approve, on an advisory basis, a non-binding resolution regarding the compensation of our named executive officers. 3. Ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — Internet – Go to www.envisionreports.com/LSBK. Click Cast Your Vote or Request Materials. — Phone – Call us free of charge at 1-866-641-4276. — Email – Send an email to investorvote@computershare.com with “Proxy Materials Lake Shore Bancorp, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 4, 2022.